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                         [KIRTON & MCCONKIE LETTERHEAD]

                                                                    EXHIBIT 23.3

                          CONSENT OF KIRTON & MCCONKIE
                          ----------------------------

     We hereby consent to incorporation by reference in this Registration Statement of the following language in reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Anesta Corporation (File No. 333-67687) and related prospectus in connection with statements under the captions "Our Success Depends on Protecting Our Intellectual Property," and "Patents, Proprietary Rights and Licenses."

     DATED this 17th day of December, 1998.


                                       KIRTON & MCCONKIE



                                       By: /s/ MICHAEL F. KRIEGER
                                          -------------------------------------
                                          Michael F. Krieger